Exhibit 10.1
SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 6th day of November, 2023 by and between (a) SILICON VALLEY BANK, a division of FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“Bank), and (b) (i) Sonder Holdings Inc., a Delaware corporation (“Holdings”), (ii) Sonder Holdings LLC, a Delaware limited liability company (“Holdings LLC”), (iii) Sonder Group Holdings LLC, a Delaware limited liability company (“Group Holdings”), (iv) Sonder Technology Inc., a Delaware corporation (“Sonder Technology”), (v) Sonder Hospitality USA Inc. (“Sonder Hospitality USA”), a Delaware corporation, (vi) Sonder USA Inc., a Delaware corporation (“Sonder USA”), (vii) Sonder Hospitality Holdings LLC, a Delaware limited liability company (“Hospitality Holdings”), (viii) Sonder Partner Co., a Delaware corporation, and (ix) Sonder Guest Services LLC, a Washington limited liability company (“Sonder Guest Services”, and together with Holdings, Holdings LLC, Group Holdings, Sonder Technology, Sonder Hospitality USA, Sonder USA, Hospitality Holdings, and Sonder Partner Co., individually and collectively, jointly and severally, “Borrower”).

Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 21, 2022, as amended by that certain First Amendment to Loan and Security Agreement dated as of April 28, 2023 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has informed that Bank of Borrower’s intent to make a prepayment of the Notes not to exceed $30,000,000 in principal amount, notwithstanding that such payment is not a Permitted Subordinated Debt Payment (as defined in the Note Subordination Agreement) (such payment the “Second Amendment Note Payment”).
D.    Borrower has informed Bank of Borrower’s intent to enter into a Second Omnibus Amendment, dated as of the date hereof by and among Holdings, Sonder USA, Sonder Hospitality USA, the Notes Collateral Agent, and the other Note Holders party thereto, which amends the Notes, the Note Purchase Agreement and that certain Security and Pledge Agreement, dated as of January 19, 2021 (as the same has been or may from time to time be further amended, modified, supplemented or restated) (the “Second Omnibus Amendment”), the provisions of which require Bank’s consent under the Note Subordination Agreement.
E.    Borrower has requested that Bank, among other things, (i) consent to the Second Amendment Note Payment, (ii) consent to Borrower’s entry into the Second Omnibus Amendment and (iii) amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.
F.    Bank has agreed, in reliance upon the representations and warranties set forth below, to so (i) consent to Borrower’s making the Second Amendment Note Payment, and (ii) amend certain provisions of the Loan Agreement, in each case, on the terms and conditions set forth in this Amendment.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Consents.
2.1Consent to the making of the Second Amendment Note Payment. Bank hereby consents to Borrower making the Second Amendment Note Payment to the Noteholders, in an aggregate amount of principal, fees and interest not to exceed $34,740,162.02 substantially contemporaneously with the date hereof, notwithstanding any prohibitions on the making of such payment in the Note Subordination Agreement and the Loan Agreement.
2.2Consent to entry into the Second Omnibus Amendment. Bank hereby consents to Borrower’s entry into the Second Omnibus Amendment substantially contemporaneously with the date hereof, notwithstanding any prohibitions on the making of such amendments in the Note Subordination Agreement and the Loan Agreement.
3.Amendments to Loan Agreement.
3.1Section 1.2(a) (Letters of Credit Sublimit).
(a)Section 1.2(a) of the Loan Agreement is deleted in its entirety and replaced with the following:
“    (a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (a) $45,000,000 and (b) the Revolving Line, minus all outstanding principal amounts of any Advances. Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with Letters of Credit will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.”

3.2Section 5.3 (Financial Statements, Reports).
(a)Section 5.3(b) of the Loan Agreement is deleted in its entirety and replaced with the following:
“    Monthly Financial Statements. As soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower’s and Guarantors and each of their respective Subsidiaries consolidated operations for such month, presented on a rolling trailing twelve-month basis, broken out by month, and otherwise in a form reasonably acceptable to Bank. Calculations for the Minimum Adjusted EBITDA financial covenant set forth in Section 5.8 hereof and, to the extent such month is the last month of a fiscal year or any of the first three fiscal quarters of a fiscal year, Free Cash Flow of Borrower, the Guarantors and each of their respective Subsidiaries on a consolidated basis for the applicable testing period required by the Notes Documents, shall be included as schedules to the monthly financial statements (in the case of Minimum Adjusted EBITDA, reconciling back to financial statement line items). Borrower’s balance sheet shall include (i) off-balance sheet liabilities in addition to the calculation of the Adjusted Quick Ratio for purposes of the covenant set forth in Section 5.16, (ii) to the extent such month is the last month of a fiscal year or any of the first three fiscal quarters of a fiscal year, reasonably detailed calculations of Liquidity as of the last day of such month, which calculations shall separate out Liquidity attributable to Borrower and the Guarantors from Liquidity attributable to Borrower’s Subsidiaries that are not Guarantors, and (iii) reasonably detailed calculations of the current outstanding face amount of any letters of credit issued for the account of Borrower, any Guarantor or any of their respective Subsidiaries with any issuer other than Bank as of the last date of the applicable month.”

(b)Section 5.3(c) of the Loan Agreement is deleted in its entirety and replaced with the following:
“    Compliance Certificate. Within 30 days after the last day of each month and together with the statements set forth in Section 5.3(b), a duly completed Compliance Statement, confirming that as of the end of such month or year, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth (i) calculations showing compliance with the financial covenants and Adjusted Quick Ratio set forth in this Agreement, (ii) if tested under the Notes Documents at the end of such month or year, calculations showing compliance with the Liquidity and Free Cash Flow covenants set forth in the Notes Documents, (iii) a list and the outstanding face amount of any letters of credit issued for the account of Borrower, any Guarantor or any of their respective Subsidiaries with any issuer other than Bank as of the last date of the applicable month, and (iv) such other information as Bank may reasonably request.”

(c)Section 5.3(n) of the Loan Agreement is deleted in its entirety and replaced with the following:
“    Other Information. Promptly, from time to time, such other and/or additional information, including current Liquidity and Liquidity projections, any intra fiscal quarter budget, projection and/or key strategic updates, and any additional financial or operating information of Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by the Bank; provided that, Borrower shall deliver to the Bank a summary of current Liquidity and Liquidity projections, any intra fiscal quarter budget, projection and/or key strategic updates, on a quarterly basis and in no event later than five (5) Business Days following any quarterly meeting of the Parent’s or Borrower’s Board of Directors.”

3.3Section 5.8 (Financial Covenants).
(a)Section 5.8(a) of the Loan Agreement is deleted in its entirety and replaced with the following:
“    (a)    [Reserved].”

3.4Section 12.2 (Definitions). The following definitions are hereby added to Section 12.2 of the Loan Agreement in the appropriate alphabetical order:
““Free Cash Flow” has the meaning given thereto in the Note Purchase Agreement.”

““Liquidity” has the meaning given thereto in the Note Purchase Agreement.”

1.1Schedule I (Section 1.2(a) – Letter of Credit Sublimit). The reference to the Loan Agreement provision for Section 1.2(a) in Schedule I of the Loan Agreement is amended in its entirety and the following inserted in its place:
“The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (a) $45,000,000.00 and (b) $60,000,000 less the amount of Advances not used for Letters of Credit.”

3.5Compliance Certificate. The form of Compliance Statement attached as Exhibit A to the Loan Agreement is hereby amended and restated in the form attached hereto as Exhibit A.
4.Waiver.
4.1Bank hereby waives any non-compliance under Section 7.14 of the Loan Agreement resulting from the Specified Events (as defined in the Second Omnibus Amendment, dated as of the date hereof by and among the Holdings, Sonder USA, Sonder Hospitality USA, the Notes Collateral Agent, and the other Note Holders party thereto, which amends the Notes and the Note Purchase Agreement and that certain Security and Pledge Agreement, dated as of January 19, 2021 (as the same has been or may from time to time be further amended, modified, supplemented or restated) (the “Second Omnibus Amendment”).
4.2Bank’s agreement to provide the waiver under Section 4.1 hereof (a) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with any other provision of the Loan Agreement,

and (b) shall not limit or impair Bank’s right to demand strict performance with the Loan Agreement as of any date.

5.Limitation of Waiver, Consent and Amendments.
5.1The consents, waiver and amendments set forth in Sections 2, 3 and 4 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
5.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
6.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
6.1Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
6.2The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by Borrower;
6.3The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
6.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
6.5This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.Release by Borrower.
7.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing. Notwithstanding anything in this Amendment, the releases set forth in this Amendment shall not extend to any of Bank’s obligations under the Loan Agreement arising after the date of this Amendment, including to make extensions of credit to Borrower in accordance with the terms of the Loan Agreement.
7.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)
7.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all Released Claims, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
7.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.
7.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
(a)Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
(c)The terms of this Amendment are contractual and not a mere recital.
(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
8.Amendment Fee; Bank Expenses. In addition to the other fees due to Bank under the Loan Documents, in consideration of Bank’s agreements hereunder, Borrower shall pay to Bank a fully earned, non-refundable amendment fee in the amount of $12,000.00 (the “Amendment Fee”) which shall be due and payable on or about the date hereof. Borrower shall also reimburse Bank for all unreimbursed

Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Amendment.
9.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
10.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
11.Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto, (ii) a consent to the Note Subordination Agreement, in form and substance reasonably satisfactory to the Bank, and (iii) receipt of the Second Omnibus Amendment, in form and substance reasonably satisfactory to the Bank.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank))

By: /s/ Trefor Bacon
Name: Trefor Bacon
Title: Managing Director

SONDER HOLDINGS INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER HOLDINGS LLC

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER GROUP HOLDINGS LLC

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER TECHNOLOGY INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER HOSPITALITY USA INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury
SONDER USA INC.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER HOSPITALITY HOLDINGS LLC

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER PARTNER CO.

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

SONDER GUEST SERVICES LLC

By: /s/ David Alan Watt
Name:    David Alan Watt
Title:    Treasurer/Head of Treasury

EXHIBIT A
COMPLIANCE STATEMENT

TO:        SILICON VALLEY BANK                    Date:
FROM:     Sonder Holdings Inc., a Delaware corporation
        Sonder Holdings LLC, a Delaware limited liability company
        Sonder Group Holdings LLC, a Delaware limited liability company
        Sonder Technology Inc., a Delaware corporation
        Sonder Hospitality USA Inc., a Delaware corporation
        Sonder USA Inc., a Delaware corporation
        Sonder Hospitality Holdings LLC, a Delaware limited liability company
        Sonder Partner Co., a Delaware corporation
        Sonder Guest Services LLC, a Washington limited liability company

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement (including reasonably detailed calculations of Liquidity as of the last day of the fiscal period presented in such financial statements, to the extent such month is the last month of a fiscal year or any of the first three fiscal quarters of a fiscal year, which calculations shall separate out Liquidity attributable to Borrower and the Guarantors from Liquidity attributable to Borrower’s Subsidiaries that are not the Guarantors, and setting forth reasonably detailed calculations of Free Cash Flow of Borrower, the Guarantors and each of their respective Subsidiaries on a consolidated basis for the applicable testing period required by the Notes Documents, to the extent such month is the last month of a fiscal year or any of the first three fiscal quarters of a fiscal year), reasonably detailed calculations of the current outstanding balance of any letters of credit issued for the account of Borrower, any Guarantor or any of their respective subsidiaries with any issuer other than Bank as of the last date of the applicable month, and if tested under the Notes Documents at the end of such month or year, calculations showing compliance with the Liquidity and Free Cash Flow covenants set forth in the Notes Documents)
	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	Within 60 days each fiscal year end or upon Board approval, and promptly following any amendments/updates	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________.

Financial Covenant	Required	Actual	Complies
Minimum Consolidated Adjusted EBITDA	As set forth in Section 5.8(b)	$_______	Yes No

Cash Collateralization	Required	Actual	Complies
Trigger 1 Event - Adjusted Quick Ratio	≥ 1.40:1.0	____:1.0	Yes No
Trigger 2 Event - Adjusted Quick Ratio	≥ 1.25:1.0	____:1.0	Yes No

Financial Covenants set forth in Note Purchase Agreement[1]	Required	Actual	Complies
Minimum Liquidity	$50,000,000	$_______	Yes No
Free Cash Flow	See grid below[2]	$_______	Yes No

    The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.

    The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

-----------------------------------------------------------------------------------------------------------------------------------------------

Sonder Holdings, Inc.
Sonder Holdings LLC
Sonder Group Holdings LLC
Sonder Technology Inc.
Sonder Hospitality USA Inc.
Sonder USA Inc.
Sonder Hospitality Holdings LLC
Sonder Partner Co.
Sonder Guest Services LLC

By:
Name:
Title:

BANK USE ONLY

Received by: _____________________
authorized signer
Date:     _________________________

Verified: ________________________
authorized signer
Date:     _________________________

Compliance Status:    Yes No

1 [To be delivered solely with Compliance Certificates delivered [for a month corresponding to a fiscal quarter end].
2 Note Purchase Agreement Covenant Levels for Free Cash Flow:

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:    ____________________

I.    [Reserved]

II.    Minimum Consolidated Adjusted EBITDA (Section 5.8(b))3

Required:    Consolidated Adjusted EBITDA to be tested on a trailing 6-month basis as of the last day of each quarter of at least the applicable amount set forth below for the applicable testing period:

Six Month Period Ending	Minimum Consolidated Adjusted EBITDA
December 31, 2022	($90,000,000.00)
March 31, 2023	($100,000,000.00)
June 30, 2023	($80,000,000.00)
September 30, 2023	($60,000,000.00)
December 31, 2023	($45,000,000.00)
March 31, 2024	($45,000,000.00)
June 30, 2024	($40,000,000.00)
September 30, 2024	($4,000,000.00)
December 31, 2024	$6,000,000.00
March 31, 2025 and all times thereafter	$10,000,000.00
Actual:        ___________

3 To be tested only when required by Section 5.8(b).

A.	Net Income (in accordance with GAAP)	$
B.	depreciation	$
C.	non-cash stock-based compensation and related payroll tax expense	$
D.	rent payments to landlord adjusted in accordance with GAAP	$
E.	consolidated tax expense	$
F.	amortization of intangibles	$
G.	other non-cash charges, non-cash expenses or non-cash losses	$
H.	foreign currency translation expenses	$
I.	transaction costs associated with the Loan Documents	$
J.	transaction costs associated with actual, proposed or contemplated issuance of equity	$

K.	ordinary and customary allowances for furniture, fixtures and equipment	$
L.	cash receipts	$

M.	Sum of lines A through L	$
N.	interest income	$
O.	extraordinary income or gains adjusted in accordance with GAAP	$
P.	other non-cash income other than accrual of revenue in the ordinary course of business	$

Q.	capital expenditures	$
R.	Sum of lines N through Q	$
S.	Consolidated Adjusted EBITDA (line M minus line R)	$
Is line R greater than or equal to $___________?

      No, not in compliance                          Yes, in compliance

III.    Adjusted Quick Ratio (Section 5.16(a))4

Actual:        ___________:1.0

Actual:

4 For information purposes, including to determine if a Trigger 1 Event or Trigger 2 Event has occurred.

A.
Aggregate value of Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank arising under the Agreement and Liens securing the obligations under the Note Documents) cash and Cash Equivalents, but excluding cash held in the Blocked Cash Collateral Account or any other blocked account securing Bank Services
$

B.	Aggregate value of the net billed accounts receivable aged less than ninety (90) days from the invoice date	$
C.
Unrestricted and unencumbered (other than Liens in favor of Bank arising under the Agreement and Liens securing the obligations under the Note Documents) investments maintained with or through Bank, with maturities of fewer than 12 months determined according to GAAP
$
D.	Quick Assets (the sum of lines A through C)	$
E.
Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness that is required to be so classified, but excluding operating lease obligations of Borrower or its Subsidiaries.
$
F.	The non-cash collateralized portion of all (x) outstanding Letters of Credit and other letters of credit and (y) surety bonds	$

G.	Current Liabilities (the sum of lines E and F)	$
H.	Adjusted Quick Ratio (line D divided by line G)

Is line J greater than or equal to 1.40:1:0?

      No, a Trigger 1 Event has occurred              Yes, a Trigger 1 Event has not occurred

Is line J greater than or equal to 1.25:1:0?

      No, a Trigger 2 Event has occurred              Yes, a Trigger 2 Event has not occurred